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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2002 relating to the financial statements, which appears in Catalyst Semiconductor, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2002. We also consent to the incorporation by reference of our report dated May 22, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP


San Jose, California
December 20, 2002